UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Material
☐	Solicitation Material under §240.14a-12

GAUCHO GROUP HOLDINGS, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

GAUCHO Group HOLDINGS, Inc.

112 NE 41st Street, Suite 106

Miami, FL 33137

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S PROXY STATEMENT

On August 24, 2023

To our Stockholders:

You are cordially invited to virtually attend the Annual Meeting of Stockholders of Gaucho Group Holdings, Inc. (the “Company”, or “GGH”) on August 24, 2023 at 12:00 p.m. Eastern Time, via webcast at https://www.cstproxy.com/gauchogroupholdings/2023 (the “Annual Meeting”). At the Annual Meeting the Company will submit the following five (5) proposals to its stockholders for approval:

1.	To elect two (2) Class III nominees named in this Proxy Statement to the board of directors to hold office for a three-year term.

2.	To grant the Board of Directors discretion (if necessary to maintain a listing of the Company’s common stock on the Nasdaq Capital Market) on or before June 30, 2024, to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-ten (1:10), or anywhere between (the “Reverse Stock Split”), while maintaining the number of authorized shares of common stock required for Nasdaq listing which is 150,000,000 shares

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

5.	To ratify and approve the appointment of Marcum LLP, as the Company’s independent registered accounting firm for the year ended December 31, 2023.

Additionally, any other business that may properly come before the Annual Meeting will be conducted.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of our common stock on June 30, 2023 (the “Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

The accompanying Proxy Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board will be soliciting your proxy in connection with the matters discussed above. Stockholders who wish to vote on the proposals accordingly must either attend the Annual Meeting and vote in person or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

We are using the “Notice and Access” method of providing proxy materials to common stockholders of record via the internet. We are mailing common stockholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. Notice and Access provides a convenient way for stockholders to access the Company’s proxy materials and vote shares on the internet, and also allows us to reduce costs and conserve resources. The Notice of Internet Availability includes instructions on how to access our proxy materials and how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials if you prefer.

The Company’s Proxy Statement, Annual Report on Form 10-K, and the other Annual Meeting materials are available on the internet at: https://www.cstproxy.com/gauchogroupholdings/2023.

Whether or not you expect to attend the Annual Meeting, please vote your shares in advance online or by mail to ensure that your vote will be represented at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

Chairman of the Board and
Chief Executive Officer

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GAUCHO Group HOLDINGS, Inc.

112 NE 41st Street, Suite 106

Miami, FL 33137

PROXY STATEMENT

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 24 at 12:00 p.m. Eastern Time

July 10, 2023

We are furnishing this Proxy Statement to stockholders of GAUCHO GROUP HOLDINGS, INC. (“we” or “GGH” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. We will hold the Annual Meeting on August 24, 2023, at 12:00 p.m. Eastern Time, webcast at https://www.cstproxy.com/gauchogroupholdings/2023.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement (including the Notice of Annual Meeting of Stockholders) is first being made available to stockholders beginning on or about July 10, 2023. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2023. Hard copies of this Proxy Statement and the Annual Report will be provided to record holders of common stock (who are receiving proxy materials via the Notice and Access Method) via U.S. mail only by request and are available on the internet at: https://www.cstproxy.com/gauchogroupholdings/2023.

Voting Securities and Quorum Required.

Holders of record of our common stock at the close of business on June 30, 2023 (the “Record Date”) will be entitled to vote on all matters. On the Record Date, we had ___________ shares of common stock issued and ____________ outstanding, for a total of ____________ votes. Each share of common stock is entitled to one vote per share. Common stock is our only class of voting securities outstanding.

Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.

For the transaction of business at the Annual Meeting a quorum must be present. A quorum consists of not less than one-third of the shares entitled to vote at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to a future time and date.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary, or by voting at the virtual Annual Meeting via the internet. The method by which you vote by proxy will in no way limit your right to vote at the Annual Meeting if you decide to attend the meeting virtually. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Annual Meeting.

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No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Proxy Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q. Why am I receiving these materials?

A. We have sent you these proxy materials because the Board of Directors (the “Board”) of Gaucho Group Holdings, Inc. (sometimes referred to as the “Company” or “GGH”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may cast your vote by proxy over the internet by following the instructions provided in the Notice of Internet Availability, or, if you have received, or requested to receive, printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card.

In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders of record will not receive printed materials unless they request them. Instead, a Notice of Internet Availability is mailed that instructs stockholders as to how they may access and review all of the proxy materials on the internet. We intend to commence the mailing of the Notice of Internet Availability on or about July 10, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Q. How do I attend the Annual Meeting?

A. The Annual Meeting will be held virtually on Thursday, August 24, 2023 at 12:00 p.m. Eastern Time, webcast at https://www.cstproxy.com/gauchogroupholdings/2023. You will receive a link to the webcast and telephone call in instructions.

Q. Who can vote at the Annual Meeting?

A. Only stockholders of record at the close of business on June 30, 2023 will be entitled to vote at the Annual Meeting. On this Record Date, there were _______ shares of common stock outstanding and entitled to vote.

Q. What am I voting on?

A. There are five (5) matters scheduled for a vote:

●	To elect two (2) Class III nominees named in this Proxy Statement to the board of directors to hold office for a three-year term.

●	To grant the Board of Directors discretion (if necessary to maintain a listing of the Company’s common stock on the Nasdaq Capital Market) on or before June 30, 2024, to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-ten (1:10), or anywhere between (the “Reverse Stock Split”), while maintaining the number of authorized shares of common stock required for Nasdaq listing which is 150,000,000 shares

●	To conduct an advisory vote on executive compensation.

●	To conduct an advisory vote on the frequency of advisory votes on executive compensation

●	To ratify and approve the appointment of Marcum LLP, as the Company’s independent registered accounting firm for the year ended December 31, 2023.

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Q. What if another matter is properly brought before the Annual Meeting?

A. At this time, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q. How do I vote and what is the vote required for each proposal?

A. As to the election of the two (2) Class III director nominees under Proposal No. 1, you may vote “For” the election of the nominees proposed by the Board, or “Withhold” for the nominees being proposed. The directors will be elected by a plurality of votes cast at the Annual Meeting.

With respect to Proposal No. 2 (granting the Board the authority to implement a reverse stock split), you may vote “For” or “Against” or “Abstain” for such proposal. Proposal No. 2 will be approved if a majority of common stock outstanding is voted in favor of such proposal because this is considered an amendment to the Company’s Amended and Restated Certificate of Incorporation.

With respect to Proposal No. 3 (executive compensation), you may vote “For” or “Against” or “Abstain” for such proposal. Proposal No. 3 will be approved if a majority of common stock outstanding and present at the Annual Meeting vote in favor of such proposal.

With respect to Proposal No. 4 (the frequency of the advisory vote on executive compensation) you may vote for any one of the following: every “One Year,” “Two Years,” or “Three Years,” or you may abstain from voting on that matter. The frequency receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

With respect to Proposal No. 5 (ratification of the appointment of our independent registered accounting firm), you may vote “For” or “Against” or “Abstain” for each proposal. Proposal No. 5 will be approved if a majority of common stock outstanding and present at the Annual Meeting vote in favor of such proposal.

Proposal Nos. 3, 4, and 5 are advisory in nature and non-binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If on June 30, 2023 your shares were registered directly in your name with GGH’s transfer agent, Continental Stock Transfer & Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual Annual Meeting or vote by proxy by visiting https://www.cstproxy.com/gauchogroupholdings/2023 and following the instructions provided on the Notice of Internet Availability. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out your proxy via the internet to cast your votes.

If you have requested to receive printed copies of the proxy materials by mail, you may vote using the proxy card enclosed with the proxy materials and returning it by mail. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote online even if you have already voted by proxy.

●	To vote in person, attend the virtual Annual Meeting and you will be afforded an opportunity to vote via the internet.

●	To vote online by proxy in advance of the Annual Meeting, follow the instructions on the Notice of Internet Availability mailed to you.

●	If you have received or requested to receive your proxy materials by mail, you have the option to vote using the proxy card included in the mailing. To do so, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on June 30, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete the steps included in the voting instruction form to ensure that your vote is counted.

You are also invited to attend the virtual Annual Meeting. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

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Q. What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

Q. How many votes do I have?

A. On each matter to be voted upon, you have one vote for each share of common stock you own as of June 30, 2023.

Q. What happens if I do not vote?

Stockholders of Record: Shares Registered in Your Name

A. If you are a stockholder of record and do not vote in person at the meeting, or by proxy by accessing https://www.cstproxy.com/gauchogroupholdings/2023, or, if you’ve received or requested to receive the proxy materials by mail, and do not complete and return your proxy card by mail, your shares will not be voted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

A. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may NOT vote your shares on the election of directors (Proposal 1); the advisory vote on executive compensation (Proposal 3); or the advisory vote on the frequency of votes on executive compensation (Proposal 4) without your instructions but may vote your shares on the Reverse Stock Split (Proposal 2); and the ratification of Marcum LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 5) even in the absence of your instruction.

Q. What if I return a proxy card or otherwise vote but do not make specific choices?

A. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director named in this Proxy Statement, “For” the reverse stock split to be implemented in the discretion of the Board of Directors subject to the terms of the resolution, “For” the advisory vote on executive compensation, to conduct an advisory vote on the executive compensation every “Three Years,” and “For” the approval of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. If any other matter is properly presented at the virtual Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q. Who is paying for this proxy solicitation?

A. The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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Q. What does it mean if I receive more than one set of proxy materials?

A. If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability (or each proxy card in the proxy materials if you have requested printed proxy materials) to ensure that all of your shares are voted.

Q. Can I change my vote after submitting my proxy?

All Stockholders of Record: Shares Registered in Your Name

A. Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

1.	If you have requested your proxy materials be mailed to you, you may submit another properly completed proxy card with a later date;

2.	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary c/o Burns, Figa & Will, P.C., Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111;

3.	You may change your vote using the online voting method, in which case your latest internet proxy submitted prior to the Annual Meeting will be counted; or

4.	You may attend the virtual Annual Meeting and vote online. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

A. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q. When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A. We anticipate that our 2024 Annual Meeting will be held in August 2024. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to the attention of the Secretary of Gaucho Group Holdings, Inc. c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111. If you wish to submit a proposal at the Annual Meeting that is to be included in next year’s proxy materials, you must do so in accordance with the Company’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the first anniversary of the preceding year’s annual meeting. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary of the Company at the executive offices of the Company no later than 5:00 pm Eastern Time on June 25, 2024.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Q. What are “broker non-votes”?

A. As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the Nasdaq Capital Market (“Nasdaq”) to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Q. What is the quorum requirement?

A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares of common stock entitled to vote are present at the virtual Annual Meeting via the internet or represented by proxy. On the Record Date, there were __________ shares of common stock outstanding. Thus, the holders of __________ shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote via internet at the virtual Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the virtual Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Q. How can I find out the results of the voting at the Annual Meeting?

A. Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q. What proxy materials are available on the internet?

A. The Proxy Statement and the annual report to stockholders are available at: https://www.cstproxy.com/gauchogroupholdings/2023.

Forward Looking Statements

This Proxy Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Proxy Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2022 and in Item 1A of the Form 10-Q for the quarter ended June 30, 2023. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

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RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Security Ownership of Management

As of June 27, 2023, the Company had 6,809,348 shares of its common stock issued and 6,809,067 outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group:

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(1)
Scott L. Mathis, 1445 16th Street, Suite 403, Miami Beach, FL 33139	Chairman, Class III Director, Chief Executive Officer, President	385,506	(2)	5.7%
Maria Echevarria, 14 Benmore Ter., Bayonne, NJ 07002	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Compliance Officer	41,121	(3)	<1%
Peter J.L. Lawrence, Flat 6, Stavordale Lodge, 10-12 Melbury Road, London, UK W14 8LW	Class II Director	18,513	(4)	<1%
Reuben Cannon, 280 S. Beverly Drive, #208, Beverly Hills, CA 90212	Class I Director	14,919	(5)	<1%
Marc Dumont, 43 rue de la Prétaire, CH-1936, Verbier, Switzerland	Class I Director	27,779	(6)	<1%
William Allen 23 Corporate Plaza Dr., Suite 150, Newport Beach, CA 92660	Class III Director	12,909	(7)	<1%
All current directors, directors elect, director nominees, executive officers and named executive officers as a group (six persons)		500,747	(8)	7.3%

*	Less than one percent.

(1)	Based on 6,809,067 shares of common stock issued and outstanding as of June 27, 2023.

(2)	Consists of (a) 228,550 shares of our common stock owned by Mr. Mathis directly; (b) 20,986 shares owned by The WOW Group, LLC, of which Mr. Mathis is a controlling member; (c) 106,952 shares owned by Hollywood Burger Holdings, Inc.; (d) 10,213 shares owned by Mr. Mathis’s 401(k) account; and (e) the right to acquire 18,805 shares of common stock subject to the exercise of options.

(3)	Consists of (a) 24,312 shares of our common stock owned by Ms. Echevarria directly; (b) 15,364 shares owned by Mrs. Echevarria’s 401(k) account; and (c) 1,445 shares of our common stock issuable upon the exercise of stock options.

(4)	Consists of (a) 15,847 shares of our common stock owned by Mr. Lawrence directly; (b) 60 shares owned by Mr. Lawrence and his spouse as trustees for the Peter Lawrence 1992 Settlement Trust; and (c) 2,606 shares of our common stock issuable upon the exercise of stock options.

(5)	Consists of (a) 14,452 shares owned by Reuben Cannon Productions; and (b) 467 shares issuable upon the exercise of stock options.

(6)	Consists of (a) 12,909 shares of our common stock owned by Mr. Dumont directly; (b) 2,500 shares owned by Mr. Dumont, his wife Vinciane Dumont, and his daughter Catherine Dumont, JTWROS; (c) 11,708 shares held by Mr. & Mrs. Dumont and Patrick Dumont, JTWROS; and (d) 662 shares issuable upon the exercise of stock options.

(7)	Consists of 12,909 shares of our common stock owned by Mr. Allen owned directly.

(8)	Consists of 476,762 shares of our common stock, and 28,985 shares of our common stock issuable upon the exercise of stock options.

Security Ownership of Certain Beneficial Owners

As of June 27, 2023, no persons or entities beneficially own more than 5% of its outstanding common stock who do not serve as an executive officer or director.

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Information Regarding the Board of Directors and Corporate Governance

As of the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its Director nominees are as set forth in the below table.

Name	Age as of June 27, 2023	Position
Scott L. Mathis	61	Chairman, Class III Director, Chief Executive Officer, President
Maria I. Echevarria	43	Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer and Compliance Officer
Peter J.L. Lawrence	89	Class II Director
Reuben Cannon	77	Class I Director; Director Nominee
Marc Dumont	80	Class I Director
William Allen	63	Class III Director

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. On June 15, 2022, the Board of Directors created the Nominating and Corporate Governance Committee (the “Nominating Committee”), which is responsible for identifying and nominating appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the goal of the Nominating Committee to identify persons whom they believe have appropriate expertise and experience to contribute to the oversight of a company of GGH’s nature while also reviewing other appropriate factors. Messrs. Cannon, Lawrence, and Dumont are current members of the Nominating Committee, each of whom are considered independent in compliance with Nasdaq Rules 5065(a) and (e).

Messrs. Mathis, Lawrence, Cannon, Dumont, and Allen are current members of the Board of Directors.

Board Diversity Matrix for Gaucho Group Holdings, Inc.

	As of June 27, 2023					As of July 7, 2022
Total Number of Directors	5					7

Part I: Gender Identity	Female	Male		Non- Binary	Did Not Disclose Gender	Female	Male		Non- Binary	Did Not Disclose Gender

Directors:	0	3		0	2	1	4		0	2

Part II: Demographic Background
African American or Black	0	1		0	0	0	1		0	0
Alaskan Native or American Indian	0	0		0	0	0	0		0	0
Asian	0	0		0	0	0	0		0	0
Hispanic or Latinx	0	0		0	0	0	0		0	0
Native Hawaiian or Pacific Islander	0	0		0	0	0	0		0	0
White	0	2		0	0	1	3		0	0
Two or More Races or Ethnicities	0	0		0	0	0	0		0	0
LGBTQ+			0					0
Did Not Disclose Demographic Background			2					2

Summaries of the background and experience of the Company’s directors and officers are as follows:

●	Scott Mathis: Mr. Mathis is the founder of GGH and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1999. Mr. Mathis is also the founder and, CEO and Chairman of the Board of Directors of GGI. Mr. Mathis has over five years’ experience serving as Chief Executive Officer and Chairman of the Board of Directors of Mercari Communications Group, Ltd., a public company. Mr. Mathis is also the founder, Chief Executive Officer, and Chairman of IPG, AGP and various other affiliated entities of GGH. Since July 2009, Mr. Mathis has served as the Chief Executive Officer and Chairman of Hollywood Burger Holdings, Inc., a company he founded which is developing Hollywood-themed American fast food restaurants in Argentina and the United States. Since June 2011, Mr. Mathis has also served as the Chairman and Chief Executive Officer of InvestBio, Inc., a former subsidiary of GGH that was spun off in 2010. Including his time with GGH and its subsidiaries, Mr. Mathis worked for over 25 years in the securities brokerage field. From 1995-2000, he worked for National Securities Corporation and The Boston Group, L.P. Before that, he was a partner at Oppenheimer and Company and a Senior Vice President and member of the Directors Council at Lehman Brothers. Mr. Mathis also worked with Alex Brown & Sons, Gruntal and Company, Inc. and Merrill Lynch. Mr. Mathis received a Bachelor of Science degree in Business Management from Mississippi State University. The determination was made that Mr. Mathis should serve on GGH’s Board of Directors due to his executive level experience working in the real estate development industry and in several consumer-focused businesses. He has also served on the board of directors of a number of non-public companies in the biotechnology industry.

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●	Maria I. Echevarria: In April 2015, the Board of Directors of GGH appointed Ms. Echevarria as the Company’s Chief Financial Officer and Secretary. On January 3, 2017, Ms. Echevarria was appointed as Chief Financial Officer, Treasurer and Secretary of Gaucho Group, Inc. She joined the Company as Corporate Controller in June 2014 and had primary responsibility for the Company’s corporate consolidation, policies and procedures as well as financial reporting for SEC compliance, coordinating budgets and projections, preparing financial presentations and analyzing financial data. Ms. Echevarria has over 15 years of experience in Accounting, Compliance, Finance, Information Systems and Operations. Her experience includes SEC reporting and financial analysis, and her career accomplishments include developing and implementing major initiatives such as SOX, BSA and AML reporting and valuation of financial instruments. Prior to her employment with the Company, Ms. Echevarria served as Director of Finance and Accounting for The Hope Center, a nonprofit, from 2008 to June 2014 overseeing Finance, Information Systems and Operations. From 2001 through 2008 she served as a Quality Control and Compliance Analyst, Financial Analyst, and Accounting Manager for Banco Popular in San Juan, Puerto Rico, where she specialized in Mortgage Quality Control, Compliance, Financial Analysis and Mortgage Accounting, and corresponding with the FHA, VA and other mortgage guarantors. Ms. Echevarria also coordinated audits and compliance programs related to reporting, remittances, escrow accounting and default management for Fannie Mae, Freddie Mac and other private investors. She has developed and taught accounting courses for Herzing University, and currently serves as an adjunct faculty member at Southern New Hampshire University. She is a CPA, licensed in New Jersey and Puerto Rico, and holds a B.B.A. in Accounting from the University of Puerto Rico and an MBA in Business from University of Phoenix. Mrs. Echevarria was born and raised in Puerto Rico and is fluent in Spanish and English.

●

Peter J.L. Lawrence: Mr. Lawrence has served as a director of GGH since July 1999. The Board has determined that he is a valuable member of the Board due to his experience as an investor in smaller public companies and service as a director for a number of public companies. Specifically, Mr. Lawrence was from 2000 to 2014 a director of Sprue Aegis plc, a U.K. company traded on the London Stock Exchange that designs and sells smoke and carbon monoxide detectors for fire protection of domestic and industrial premises in the U.K. and Europe. In the same period he also served as Chairman of Infinity IP, a private company involved with intellectual property and distribution in Australasia; and director of Hollywood Burger Holdings, Inc. From 1970 to 1996, Mr. Lawrence served as Chairman of Associated British Industries plc, a holding company of a group of chemical manufacturers making car engine and aviation jointings and sealants both for OEM and after markets, specialty waxes and anti-corrosion coatings for the automotive, tire and plastics industries in U.K, Europe and USA.

Mr. Lawrence has additional experience as a director of a publicly-traded company by serving as a director of Beacon Investment Trust PLC, a London Stock Exchange-listed company from 2003 to June 2010. Beacon invested in small and recently floated companies on the Alternative Investment Market of the London Stock Exchange. Mr. Lawrence served on the investment committee of ABI Pension fund for 20 years as well as the investment committee of Coram Foundation Children Charity founded in 1739 as the Foundling Hospital from 1977 to 2004. He received a Bachelor of Arts in Modern History from Oxford University where he graduated with honors.

●

Reuben Cannon: Mr. Cannon has been a stockholder of the Company for several years and is a producer and casting director who has helped shape and guide some of the most critically acclaimed film and television projects in Hollywood during the past 30 years. The Company believes Mr. Cannon is uniquely qualified to serve as a director of the Company because of running his successful long-term business in Hollywood and connections to promote the Company’s luxury brand goods.

Mr. Cannon worked at Universal Studios from 1970 to 1978, eventually becoming a casting director. He also was the head of television casting for Warner Brothers from 1977 to 1978. In 1978, Mr. Cannon started his own casting agency called Reuben Cannon & Associates. His agency has cast nearly one hundred television series and films. Projects include “The Color Purple” (11 Oscar nominations), “Columbo,” “Alfred Hitchcock Presents,” “The A Team,” the 1990s remake of “Perry Mason”, the Emmy-Award winning comedy series “The Bernie Mac Show,” “My Wife and Kids,” and “Boondocks.” Producing credits include “The Women of Brewster Place” and “Brewster Place” (in collaboration with Oprah Winfrey), “Down in the Delta” (directed by Dr. Maya Angelou), and “Get on the Bus” (with Spike Lee). In 2004, Mr. Cannon formed a production alliance with Tyler Perry Studios and is currently Executive Producer for Tyler Perry’s “House of Payne.” In addition to two Emmy nominations, he has received numerous awards including an Honorary Doctorate of Human Letters from Morehouse College, and the “Behind the Lens Award” for outstanding contributions in entertainment in the areas of film and television. He has been credited with launching the careers of many of today’s major film and television stars. He is also a producer in both film and television. Mr. Cannon attended Southeast City College.

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●	Marc Dumont: Mr. Dumont became a director of the Company upon the listing of our common stock to Nasdaq on February 16, 2021. He is an Independent Investment Banker and International Financial Consultant. He is also Chairman and CEO of Château de Messey Wineries, Meursault, France. Mr. Dumont previously served as the President of PSA International SA (a PSA Peugeot Citroen Group company) from January 1981 to March 1995. He consults and advises international clients in Europe and Asia, as well as the United States. He is also the Chairman of Sanderling Ventures (a European affiliate of a U.S. venture capital firm) since 1993, managing five biotechnology funds. Mr. Dumont is also a Board member of Lightwave Systems Inc., Santa Barbara, California (since 1997) and Caret Industries, Oxnard, California (since 1995) and a Board member of SenesTech, Inc. since 2016. He has served on many other boards including Finterbank Zurich, Banque Internationale a Luxemborg, Xiphias International Investment Fund Limited (an alternative investment fund), and also Irvine Sensors Corporation where he was member/Chairman of their Audit, Nominating, and Corporate Governance, and Compensation Committees. Mr. Dumont holds a Degree in Electrical Engineering and Applied Economics from the University of Louvain, Belgium and an MBA from the University of Chicago. The Company believes Mr. Dumont is uniquely qualified to serve as a director of the Company because of his background in finance, the wine industry, and diverse experience as a board member for multiple companies.

●

William Allen: Mr. Allen became a director of the Company on April 29, 2021. Mr. Allen is a well-respected leader within the restaurant industry. The Company believes Mr. Allen is uniquely qualified to serve as a director of the Company given his unique blend of executive acumen, which includes experience in start-ups, turn-arounds, leveraged buyouts, and acquisitions. As Co-Founder of Fleming’s Prime Steakhouse & Wine Bar and former Chief Executive Officer and Chairman of OSI Restaurant Partners (Bloomin’ Brands), Mr. Allen has been instrumental in building restaurant companies for over twenty-five years.

In the past five years, Mr. Allen has been a consultant or served in an advisory role with Orange County Vibe, PDQ, Butterfly PE, and L. Catterton PE. He has also served on the board of directors of Habit Burger, Bruxie, Paul Martin’s American Bistro, Founders Table, Punch Bowl Social, Modern Market, Whiskey Cake Holdings, Uncle Julio’s, Hopdoddy and Velvet Taco.

Bill served for five years as the CEO of OSI Restaurant Partners (Bloomin’ Brands), a portfolio of casual dining brands including Outback Steakhouse, Carrabba’s Italian Grill, Fleming’s Prime Steakhouse & Wine Bar, and Bonefish Grill. Bloomin’ Brands. Most notable, Mr. Allen was responsible for taking OSI private in a $3.9 Billion transaction which was approved by the OSI shareholders in June 2007. He retired in November of 2009 and served as Chairman of the Board and trusted advisor to the current CEO, Elizabeth Smith, until 2011.

Prior to his appointment as CEO of OSI Restaurant Partners, Mr. Allen was involved in the creation and expansion of Fleming’s Prime Steakhouse & Wine Bar with his Partner and Co-Founder, Paul Fleming. He served as President and CEO for La Madeleine French Bakery and Café and Koo KooRoo. He was also Vice-President and Partner for Restaurant Enterprises Group, a multi-concept group. He spent 10 years with the Marriott Corporation, where he rose through the ranks from general manager to senior vice-president.

Mr. Allen has also acted as an investor, advisor, and Board member to a wide portfolio of established and early-stage growth companies to include: Fleming’s Steakhouse, Mendocino Farms, Piada, Protein Bar, Dig Inn, Lemonade, TE2, Omnivore, Pepper Technology, Studio Movie Grill, Just Food for Dogs, Tender Greens, Relevant, Barcelona and Bar Taco, The Laser Spine Institute, PDQ, Cobalt, Matchbox Pizza, Punch Bowl Social, Proper Foods, and Boqueria. Mr. Allen attended Rider University in Lawrence Township, New Jersey for undergraduate studies.

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Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether any nominee is elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Significant Employees

Sergio O. Manzur Odstrcil: Mr. Odstrcil is Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) of Algodon Mansion & Algodon Wine Estates. Mr. Manzur Odstrcil is an Argentina Certified Public Accountant whose professional experience includes administration and management positions with companies in Argentina, Brazil, Mexico and Chile. As CFO and COO for all of GGH’s Argentine subsidiaries, he is responsible for day-to-day management including financial planning and analysis, overseeing the implementation of financial strategies for the corporation, and for ensuring prudent corporate governance. Prior to joining GGH, Mr. Manzur Odstrcil was the Administration and Finance Director for Bodega Francois Lurton since May 2007, where he was responsible for the design and development of a financial debt strategy and negotiations with banks and strategic suppliers to obtain credits. He was also responsible for the organization of new funding to the company for $4 million and also served as a member of the company’s executive committee. From March 2002 to September 2006 he previously held the position of Country Controller for the Boston Scientific Corporation (BSC) in Chile, and prior to that he served as Controller for Southern Cone BSC in Buenos Aires and Mexico City. He also served as Senior Financial Analyst for BSC’s Latin American Headquarters in Buenos Aires, as well as in Sao Paulo, Brazil, and prior to that he served as BSC’s Accountant Analyst in Buenos Aires. Mr. Manzur Odstrcil began his career at Cerveceria y Malteria Quilmes in Argentina from 1997 to 1998. He obtained his MBA at INCAE in Costa Rica in 1996, and received his CPA from the Universidad Nacional de Tucumán, San Miguel de Tucumán, Argentina in 1994.

Transactions with Related Persons

The following is a description of transactions during the last fiscal year in which the transaction involved a material dollar amount and in which any of the Company’s directors, executive officers or holders of more than 5% of GGH common stock had or will have a direct or indirect material interest, other than compensation which is described under “Executive Compensation.”

●	Transaction with LVH. As previously reported on our Current Report on Form 8-K filed on June 17, 2021, the Company, through its wholly owned subsidiary Gaucho Ventures I – Las Vegas, LLC (“GVI”) entered into the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of LVH Holdings LLC (“LVH”). LVH was organized on May 24, 2021, with a sole member of SLVH LLC, a Delaware limited liability company (“SLVH”). William Allen, a director of the Company, is the managing member of SLVH and holds a 20% membership interest in SLVH. GVI holds a minority interest in LVH, with the majority interest owned by SLVH. GVI has since entered into two amendments to the LLC Agreement as of December 31, 2022.

●	Transaction with and Ownership in Hollywood Burger Holdings, Inc. As previously reported on our Current Report on Form 8-K filed on August 31, 2021 and our Current Report on Form 8-K filed on February 25, 2022, on February 3, 2022, the Company, through its subsidiaries, acquired 100% of Hollywood Burger Argentina SRL, now Gaucho Development S.R.L., in exchange for issuing 106,952 shares of its common stock to Hollywood Burger Holdings, Inc. Mr. Mathis is a Chairman and CEO of an affiliate of the Company, Hollywood Burger Holdings, Inc., a private company. He also holds 45.4% of the outstanding shares of HBH. In addition, Ms. Echevarria is CFO of HBH and the board of directors of HBH include Mr. Lawrence and Mr. Mathis. Mr. Lawrence and Mr. Cannon, each hold minority interests in HBH.

●	Transaction with and Ownership in Gaucho Group, Inc. As previously reported on our Current Report on Form 8-K filed on August 31, 2021 and our Current Report on Form 8-K filed on March 21, 2022, on February 28, 2022, the Company, holding 79% of the common stock of Gaucho Group, Inc., a Delaware corporation and private company (“GGI”) offered to purchase up to 5,266,509 shares of common stock of GGI in exchange for an aggregate of approximately 86,899 shares of common stock of the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Share Exchange and Subscription Agreement. The Company’s CEO, Scott Mathis, is CEO, Chairman of the Board, and a stockholder of GGI. Additionally, the Company’s current CFO, Maria Echevarria, is CFO of GGI; the Company’s current director, Peter Lawrence, is a director of GGI; and the Company’s current directors, Reuben Cannon and Marc Dumont, own nominal interests in GGI. As a result of the foregoing, this is considered a related party transaction. The stockholders of the Company approved this on August 26, 2021, with approval by the independent board of directors of the Company on February 8, 2022. A total of 86,899 shares were issued to the minority holders of GGI on March 28, 2022, of which 310 shares were issued to Mr. Mathis, 424 shares to Mr. Cannon, and 8,435 shares issued to Mr. Dumont held jointly with his daughter. See Item 5 for more information.

●	Accounts receivable – related parties. On April 1, 2010, the Company entered into an expense sharing agreement (“ESA”) with a related, but independent, entity under common management, Hollywood Burger Holdings, Inc. (“HBH”), to share expenses with GGH such as office space, support staff and other operating expenses. HBH is a private company founded by Scott Mathis which is developing Hollywood-themed fast food restaurants in the United States. Mr. Mathis is Chairman and Chief Executive Officer of HBH, and Maria Echevarria is Chief Financial Officer. The ESA was amended on April 1, 2011 and last amended on December 27, 2019 to reflect the current use of personnel, office space, professional services and additional general office expenses. Under this ESA, HBH owed approximately $1,116,000 as of December 31, 2022. HBH will repay the intercompany in a period of 6 months with a new capital raise.

●	Ownership in The WOW Group, LLC. Mr. Mathis is a managing member and holds a controlling interest in an affiliate of the Company, The WOW Group, LLC. Non-managing members include certain GGH consultants and GGH stockholders. The WOW Group’s only asset is its interest in GGH as of December 31, 2022.

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Employment Agreements

See the Executive Compensation section of this Proxy Statement for a discussion of the employment agreement between the Company and Mr. Mathis.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 and any amendments thereto filed with the Securities and Exchange Commission and stockholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2022 our officers, directors and 10% or more stockholders complied with all Section 16(a) filing requirements applicable to them except that: (i) Mr. Mathis filed four Forms 4 late representing nine transactions not reported on a timely basis; (ii) Ms. Echevarria filed two Forms 4 late representing seven transactions not reported on a timely basis; (iii) Mr. Lawrence filed one Form 4 late representing one transaction not filed on a timely basis; (iv) Mr. Cannon filed one Form 4 late representing two transactions not filed on a timely basis; (v) Mr. Dumont filed two Forms 4 late representing two transactions not reported on a timely basis; and (vi) Mr. Allen filed one Form 4 late representing one transaction not reported on a timely basis.

Director Independence

Our Board of Directors has undertaken a review of its composition and the independence of each director. Based on the review of each director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that three of our five directors (Peter J.L. Lawrence, Reuben Cannon, and Marc Dumont) are “independent” under the rules and regulations of the SEC and Section 5062(a)(2) of the Nasdaq Rules. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock. Mr. Mathis was not deemed independent as a result of his service as our Chief Executive Officer, and his significant stock ownership. Mr. Allen was determined as not independent as a result of his ownership in LVH, through SLVH, LLC.

All related party transactions must be approved by the independent directors of the Board. A transaction is deemed to be a related party transaction if one or more of the directors, officers or holders of more than 5% of GGH common stock is involved and the transaction exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end. A related party transaction will only be approved if the independent directors determine that the terms are fair and beneficial to the Company. This policy is not written but the Board has repeatedly practiced this approval process.

Involvement in Certain Legal Proceedings

During the past ten years, except as provided below, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

FINRA Enforcement Action (2004-2015): In May 2007, InvestPrivate (now known as DPEC Capital), Scott Mathis and two other InvestPrivate officers entered into a settlement of a disciplinary action filed in May 2004 by the NASD (now known as the Financial Industry Regulatory Authority, Inc. (“FINRA”)), the regulatory body that had primary jurisdiction over InvestPrivate. As part of the settlement, the NASD expressly withdrew numerous allegations and charges, and also resolved almost all of the remaining charges in the case. Mr. Mathis received a 30-day suspension from acting in a principal capacity for InvestPrivate, and InvestPrivate was suspended for 60 days from accepting new engagements to offer private placements. The settling parties paid fines totaling $215,000, and InvestPrivate was also required to engage an independent consultant to evaluate InvestPrivate’s practices and procedures relating to private placement offerings, and to make necessary changes in response to the consultant’s recommendations. While the settlement with the NASD resolved most of the issues in the case, a few remaining charges were not resolved, namely, whether Mr. Mathis inadvertently or willfully failed to properly make certain disclosures on his personal NASD Form U-4, specifically, the existence of certain federal tax liens on his Form U4 during the years 1996-2002.

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In December 2007, the FINRA Office of Hearing Officers (“OHO”) held that Mr. Mathis negligently failed to make certain disclosures on his Form U4 concerning personal tax liens, and to have willfully failed to make other required U4 disclosures regarding those tax liens. (All of the underlying tax liabilities were paid in 2003 so the liens were released in 2003.) Mr. Mathis received a three-month suspension, and a $10,000 fine for the lien nondisclosures. With respect to other non-willful late U4 filings relating to two customer complaints, he received an additional 10-day suspension (to run concurrently) plus an additional $2,500 fine. The suspension was completed on September 4, 2012, and all fines have been paid.

Mr. Mathis has never disputed that he failed to make or timely make these disclosures on his Form U4; he only disputed the willfulness finding. He appealed the decision (principally with respect to the willfulness issue) to the FINRA National Adjudicatory Council (“NAC”). In December 2008, NAC affirmed the OHO decision pertaining to the “willful” issue, and slightly broadened the finding. Thereafter, Mr. Mathis appealed the NAC decision to the Securities and Exchange Commission and thereafter to the U.S. Court of Appeals. In each instance, the decision of the NAC was affirmed. While under FINRA’s rules the finding that Mr. Mathis was found to have acted willfully subjects him to a “statutory disqualification,” in September 2012, Mathis submitted to FINRA an application on Form MC-400 in which he sought permission to continue to work in the securities industry notwithstanding the fact that he is subject to a statutory disqualification. That application was approved in Mr. Mathis’ favor in April 2015. Mr. Mathis was at all times able to remain as an associated person of a FINRA member in good standing. Subsequently, the Company expanded into other business opportunities and the broker dealer subsidiary (DPEC Capital, Inc.) was no longer necessary to the Company’s operations. Therefore, Mr. Mathis voluntarily ceased all activities at the Company’s broker-dealer subsidiary (DPEC Capital, Inc.), and voluntarily terminated his registration with FINRA in December 2016, when DPEC Capital, Inc. elected to discontinue its operations and filed a Notice of Withdrawal as a Broker or Dealer on Form BDW.

Corporate Governance

In considering its corporate governance requirements and best practices, GGH looks to the Nasdaq Listed Company manual, which is available through the internet at http://nasdaq.cchwallstreet.com/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Currently, Scott Mathis serves as both the Company’s Chief Executive Officer and Chairman of the Board. As Chief Executive Officer, Mr. Mathis is involved in the day-to-day operations of the Company and also provides strategic guidance on the Company’s operations. The Board believes Mr. Mathis’s experience and knowledge are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level. The Board believes that this leadership structure is appropriate as Mr. Mathis is intimately knowledgeable with the Company’s current and planned operations.

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Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that GGH faces, the Board of Directors, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of GGH’s risk management policies and procedures with regard to identification of GGH’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

The Board of Directors adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board of Directors will approve transactions only to the extent the disinterested directors believe that they are in the best interests of GGH and on terms that are fair and reasonable (in the judgment of the disinterested directors) to GGH. Our policy is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

Audit Committee

The Board of Directors established the Audit Committee on April 15, 2015 and revised the charter as of March 25, 2021. Effective upon the uplisting of our common stock to Nasdaq on February 16, 2021, our Audit Committee charter complies with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. As of July 10, 2023, the members of our Audit Committee are Mr. Dumont (chairperson) and Messrs. Lawrence and Cannon. The Board of Directors determined that Messrs. Dumont, Lawrence, and Cannon are all independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the Audit Committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

Nominating Committee

On June 15, 2022, the Board of Directors created the Nominating and Corporate Governance Committee (the “Nominating Committee”), which is responsible for identifying and nominating appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the goal of the Nominating Committee to identify persons whom they believe have appropriate expertise and experience to contribute to the oversight of a company of GGH’s nature while also reviewing other appropriate factors. As of July 10, 2023, the members of our Nominating Committee are Mr. Cannon (chairperson), and Messrs. Lawrence and Dumont. The Board of Directors determined that Messrs. Cannon, Lawrence, and Dumont are all independent under Nasdaq Rules 5065(a) and (e).

We have established a Nominating Committee Charter that deals with the establishment of the Nominating Committee and sets out its duties and responsibilities. The Nominating Committee is required to review and reassess the adequacy of the Nominating Committee Charter on an annual basis. The Nominating Committee Charter is available on our Company website at https://ir.gauchoholdings.com/governance-docs.

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Compensation Committee

The Board of Directors established the Compensation Committee effective upon the uplisting of our common stock to Nasdaq and amended the Compensation Committee’s charter effective March 25, 2021. In reliance on the exemption provided pursuant to Nasdaq Rule 5605(d)(2)(B), the Compensation Committee consists of three independent directors and one non-independent director, all of whom are all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The members of our Compensation Committee are Mr. Lawrence (chairperson) and Messrs. Dumont, Cannon, and Allen.

Mr. Allen has been deemed not to meet the definition of an independent director as defined in Rule 5605(a)(2) because he owns a 20% interest in and is the Managing Member of SLVH LLC, (“SLVH”). SLVH is the Managing Member of LVH Holdings LLC (“LVH”) and the Company, through its wholly owned subsidiary Gaucho Ventures I – Las Vegas, LLC (“GVI”) holds a minority membership interest in LVH.

The Board of Directors has, under exceptional and limited circumstances, determined that Mr. Allen’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders because of his extensive experience in the leisure, hospitality, and food service industry and public company experience as an officer and director. Pursuant to Rule 5605(d)(2)(B), Mr. Allen may not serve longer than two years on the Compensation Committee and his term on the Compensation Committee expires July 21, 2023.

The compensation of our CEO and our CFO, Mr. Mathis and Ms. Echevarria, must be determined by the Compensation Committee and the CEO and CFO may not be present during voting or deliberations for their compensation.

The Compensation Committee is also responsible for making recommendations to the Board of Directors regarding the compensation of other executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with stockholders and proxy advisors.

Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors. The independent directors acting as the compensation committee may decide to do so. Our Compensation Committee Charter, as amended, is available at our website: https://ir.gauchoholdings.com/governance-docs.

Code of Business Conduct and Whistleblower Policy

On March 24, 2015, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy effective April 15, 2015 and amended on March 25, 2021 (the “Code of Conduct”). Our Code of Conduct is applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Compliance Office. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Whistleblower Policy of the Company is posted at our website at https://ir.gauchoholdings.com/governance-docs.

Insider Trading Policy

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: https://ir.gauchoholdings.com/governance-docs.

Employee, Officer and Director Hedging

The Company does not allow employees, officers, or directors, or any of their designees, to purchase financial instruments or otherwise engage in transaction that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Gaucho Group Holdings, Inc., 112 NE 41st Street, Suite 106, Miami, Florida 33137. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held 15 formal meetings either in person or via telephone or video during the fiscal year ended December 31, 2022 and acted by unanimous written consent 12 times during 2022. Regular communications were maintained throughout 2022 and to date among all of the officers and directors of the Company.

The Audit Committee held four formal meetings either in person or via telephone or video during the fiscal year ended December 31, 2022. Regular communications were maintained throughout 2022 and to date among all of the Audit Committee members.

The Compensation Committee held six formal meetings either in person or via telephone or video during the fiscal year ended December 31, 2022 and acted by unanimous written consent two times during 2022. Regular communications were maintained throughout 2022 and to date among all of the Compensation Committee members.

The Nominating Committee acted by unanimous written consent two times during 2022. Regular communications were maintained throughout 2022 and to date among all of the Nominating Committee members.

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Board members are not required to attend the Annual Meeting. This Annual Meeting is the Company’s seventh time hosting an annual meeting.

Executive Compensation

The following table sets forth, for our named executive officers, the compensation earned in the years ended December 31, 2022 and 2021:

	Summary Compensation Table for Executive Officers
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott L. Mathis(1)	2022	479,651	287,790	188,825	-	-	956,266
Chairman of the Board and Chief Executive Officer	2021	479,651	163,000	-	-	-	642,651

Maria I Echevarria(3)	2022	230,000	92,000	58,000	-	-	380,000
Chief Financial Officer and Chief Operating Officer	2021	180,000	100,000	-	-	-	280,000

(1)	On September 28, 2015, we entered into a new employment agreement with Scott Mathis, our CEO (the “Employment Agreement”). Among other things, the agreement provides for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on the Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. The agreement, as amended by independent members of the Board of Directors, expires on December 31, 2022. All other terms of the agreement remain the same.

(2)	Represents the grant date fair value of 162,780 restricted stock units awarded to the CEO and 50,000 restricted stock units awarded to the CFO on December 31, 2022 by the Board of Directors pursuant to the 2018 Equity Incentive Plan. The shares awarded are subject to vesting in exchange for services performed in fiscal year 2022. A third of the restricted stock units vested immediately on the grant date, December 31, 2022, and a third will vest on each of the following anniversaries, December 31, 2023 and 2024, respectively.

(3)	On December 14, 2022, we entered into a new employment agreement with Maria Echevarria, the Company’s CFO, effective January 1, 2022 for a two-year term to expire on December 31, 2024. The agreement provides an annual base salary of $230,000 in 2022, $250,000 in 2023 and $275,000 for 2024, annual bonus eligibility, paid vacation and specified business expense reimbursements. Following termination for any reason, the employee is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CFO for good reason, in accordance with the terms of the agreement. The agreement expires on December 31, 2024. Thereafter, the agreement will automatically renew for one-year terms unless either party terminates the agreement with prior notice.

The Compensation Committee is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. Please see “Compensation Committee” above at page 22 for details on the Company’s Compensation Guidelines.

The Compensation Committee considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

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The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

●	Base salary;
●	Stock option awards and/or equity based compensation;
●	Discretionary cash bonuses; and
●	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Compensation Committee aims to set base salaries at a level it believes enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Compensation Committee believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Compensation Committee believes that base salaries for our executive officers (not including our chief executive officer) are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

On September 28, 2015, we entered into an employment agreement with Scott Mathis, our CEO. For a description of the agreement terms, please see “Employment Agreements” at page 26. The Company’s other executive officer, Ms. Echevarria, does not have a written employment agreement but receives a base salary as noted above, believed to be in accordance with industry standards and norms.

Stock Option Plan Benefits – Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Compensation Committee believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. The Compensation Committee also believes that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have two equity incentive plans for our management and employees. The first is the 2016 Equity Incentive Plan, and the second is the 2018 Equity Incentive Plan. Almost all shares of common stock reserved for issuance in connection with awards under the 2016 Equity Incentive Plan have been or were utilized in conjunction with existing, expired or cancelled awards of stock options. The Company will not issue any additional options under the 2016 Equity Incentive Plan. As of March 31, 2022, there are a total of 1,585,762 shares of common stock that are reserved and available for issuance in connection with awards under the 2018 Equity Incentive Plan.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted each of its executive officers stock options, as outlined further below.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

Pursuant to his employment agreement, Scott Mathis, our CEO, is eligible to receive a discretionary cash bonus, to be determined by the Board of Directors. For a description of the agreement terms, please see “Employment Agreements” at page 26.

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Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Employment Agreements

We have entered into an employment agreement with the Company’s Chief Executive Office, Scott L. Mathis.

Scott Mathis - On September 28, 2015, the Company entered into an employment agreement with Scott Mathis, the Company’s CEO (the “Employment Agreement”). Among other things, the agreement provided for a three-year term of employment at an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The agreement sets limits on Mr. Mathis’ annual sales of GGH common stock. Mr. Mathis is subject to a covenant not to compete during the term of the agreement and following his termination for any reason, for a period of twelve months. Upon a change of control (as defined by the agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control. Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of GGH for a period of two years. The agreement may be terminated by the Company for cause or by the CEO for good reason, in accordance with the terms of the agreement. The Board of Directors extended the Employment Agreement on various dates such that as of July 5, 2021 the Employment Agreement, as amended, expires on October 31, 2021. All other terms of the Employment Agreement remain the same. The Board of Directors also approved the payment of Mr. Mathis’ cost of living salary adjustment of 3% for the years 2019 and 2020 to be paid in equal monthly installments beginning January 1, 2021, provided the Company has uplisted to a national stock exchange. The Board of Directors granted a retention bonus to Mr. Mathis that consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the “Retention Period”), provided Mr. Mathis’s performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors. The current market value of the lot is $115,000, and before ownership of the lot can be transferred to Mr. Mathis, the Company must be legally permitted to issue a deed for the property. Mr. Mathis is eligible to receive a pro-rata portion of the bonus if his employment is terminated before the end of the Retention Period.

Due to economic circumstances related to the global coronavirus outbreak 2019 (COVID-19), on March 13, 2020, Mr. Mathis voluntarily deferred payment of 85% of his salary through August 21, 2020. The Company is accruing all compensation not paid to Mr. Mathis pursuant to his employment agreement until the Company has sufficient funds to pay his full compensation. Between August 26, 2020 and October 14, 2020, the Company paid out $141,812 which was owed to Mr. Mathis in connection with his deferred compensation. During December, Mr. Mathis voluntarily deferred an additional $24,328 of his salary. The balance owed to Mr. Mathis as of December 31, 2020 was $58,001, which was paid in full on April 7, 2021.

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Stock Option, Stock Awards and Equity Incentive Plans

The following table provides information as to option and restricted stock awards on a post-split basis granted by the Company and held by each of the named executive officers of GGH as of December 31, 2022.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Scott L. Mathis	5,556	(1)	-	(1)	138.60	02-14-2023	-	(1)	-
	4,028	(2)	-	(2)	97.08	09-20-2023	-	(2)	-
	2,344	(3)	156	(3)	69.36	01-31-2024	-	(3)	-
	9,976	(4)	2,301	(4)	69.36	07-07-2024	-	(4)	-
							108,520	(5)	125,883
Maria I. Echevarria	139	(6)	-	(6)	138.60	02-14-2023	-	(6)	-
	167	(7)	-	(7)	97.08	09-20-2023	-	(7)	-
	391	(8)	25	(8)	69.36	01-31-2024	-	(8)	-
	702	(9)	161	(9)	69.36	07-07-2024	-	(9)	-
							33,333	(10)	38,666

(1)	On February 14, 2018, Mr. Mathis was granted an option to acquire 5,556 shares of the Company’s common stock, of which 1,389 shares underlying the option vested on February 14, 2019, and 347 shares vest every three months thereafter.

(2)	On September 20, 2018, Mr. Mathis was granted an option to acquire 4,028 shares of the Company’s common stock, of which 1,007 shares underlying the option vested on September 20, 2019, and 252 shares vest every three months thereafter.

(3)	On January 31, 2019, Mr. Mathis was granted an option to acquire 2,500 shares of the Company’s common stock, of which 628 shares underlying the option vested on January 31, 2020, and 156 shares vest every three months thereafter.

(4)	On July 8, 2019, Mr. Mathis was granted an option to acquire 12,277 shares of the Company’s common stock, of which 3,073 shares underlying the option vested on July 8, 2020, and 767 shares vest every three months thereafter.

(5)	On December 31, 2023, Mr. Mathis was granted a restricted stock unit to acquire 162,780 shares of the Company’s common stock, of which 54,260 shares underlying the RSU vested on December 31, 2023, and 54,260 shares vest on the first and second anniversaries of the date of grant.

(6)	On February 14, 2018, Ms. Echevarria was granted an option to acquire 139 shares of the Company’s common stock, of which 35 shares underlying the option vested on December 17, 2018, and 9 shares vest every three months thereafter, with 5 shares vesting on February 14, 2022.

(7)	On September 20, 2018, Ms. Echevarria was granted an option to acquire 167 shares of the Company’s common stock, of which 42 shares underlying the option vested on September 20, 2019, and 11 shares vest every three months thereafter, with 4 shares vesting on September 20, 2022.

(8)	On January 31, 2019, Ms. Echevarria was granted an option to acquire 417 shares of the Company’s common stock, of which 105 shares underlying the option vested on January 31, 2020, and 26 shares vest every three months thereafter.

(9)	On July 8, 2019, Ms. Echevarria was granted an option to acquire 861 shares of the Company’s common stock, of which 216 shares underlying the option vested on January 31, 2020, and 54 shares vest every three months thereafter, with 51 shares vesting on July 8, 2023.

(10)	On December 31, 2023, Ms. Echevarria was granted a restricted stock unit to acquire 50,000 shares of the Company’s common stock, of which 16,667 shares underlying the RSU vested on December 31, 2023, and 16,667 shares vest on December 31, 2023 and 16,666 vest on December 31, 2024.

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Compensation of Directors

The following table sets forth compensation received by our non-employee directors:

		Director Compensation
		Fees Earned or Paid in Cash	Bonus	Stock Awards(1)	Option Awards	Total
	Year	($)	($)	($)	($)	($)
Peter Lawrence (3)	2022	34,167	-	105,623	-	139,790
	2021	-	-	-	-	-
Steven A. Moel (2)	2022	28,473	-	105,623	-	134,096
	2021	-	-	-	-	-
Reuben Cannon (4)	2022	36,500	-	105,623	-	142,123
	2021	-	-	-	-	-
Marc Dumont (5)	2022	36,667	-	105,623	-	142,290
	2021	-	-	-	-	-
Edie Rodriguez (2)	2022	27,973	-	105,623	-	133,596
	2021	-	-	-	-	-
William Allen (6)	2022	33,500	-	105,623	-	139,123
	2021	-	-	-	-	-

(1)	Represents the aggregate grant date fair value of 5,164 restricted stock units granted to each director as compensation for fiscal year 2021, 3,873 restricted stock units granted to each director for the first half of 2022 on June 7, 2022 and 3,873 restricted stock units granted to each director on August 11, 2022 as compensation for the second half of fiscal year 2022.
(2)	At the Company’s annual stockholder meeting held on August 30, 2022, Dr. Moel’s and Mrs. Rodriguez’s terms expired, and neither was re-elected. As a result, Dr. Moel’s and Mrs. Rodriguez’s service as directors terminated and each director was paid approximately $4,144 in fees and awarded 1,284 shares on a pro-rata basis for the $12,500 in base cash compensation and 3,873 restricted stock units awarded as compensation for the second half of fiscal year 2022.
(3)	As of December 31, 2022, Mr. Lawrence held options to acquire 2,778 shares of the Company’s common stock, of which 2,363 were vested and exercisable.
(4)	As of December 31, 2022, Mr. Cannon held options to acquire 639 shares of the Company’s common stock, of which 397 were vested and exercisable.
(5)	As of December 31, 2022, Mr. Dumont held options to acquire 834 shares of the Company’s common stock, of which 575 were vested and exercisable.
(6)	As of December 31, 2022, Mr. Allen held no options to acquire shares of the Company’s common stock.

On June 7, 2022, the Board approved, as recommended by the Compensation Committee of the Board, annual compensation to the non-executive members of the Board of $25,000 in cash, and $75,000 in restricted stock for the fiscal year 2022, and compensation of $50,000 in restricted stock for fiscal year 2021. Pursuant to the 2018 Equity Incentive Plan of the Company, of a total of 650,562 shares of restricted stock, vested immediately, at $0.807 per share were issued to the non-executive directors of the Company as compensation for service as members of the Board for 2021 and the first half of 2022. The remainder of the compensation was paid on or before January 15, 2023.

The Board also approved, that each chairperson of a committee of the Board is entitled to cash compensation of $5,000 for service for 2022. A total of $80,000 in cash for the services rendered through June 30, 2022 was paid on July 15, 2022 to the non-executive directors. The remainder of the compensation was paid on or before January 15, 2023.

In addition, each non-executive member of the Board was entitled to payment of $500 in cash per meeting attended in 2022. Through June 30, 2022, total compensation for each meeting attended by non-executive directors was $41,000.

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Advisory Votes on Executive Compensation and the Frequency of the Advisory Vote on Executive Compensation

At the 2017 Annual Meeting of Stockholders, the Board of Directors included an advisory stockholder vote regarding the frequency with which the stockholders would vote on the compensation of the Company’s named executive officers. At the 2017 Annual Stockholder meeting, the stockholders voted to conduct advisory votes on executive compensation every three years. The last advisory vote on executive compensation occurred during the 2020 Annual Stockholder Meeting. At this Annual Meeting, the stockholder will vote, on an advisory basis, on the compensation of the Company’s named executive officers, and again on the frequency with which the vote on executive compensation will occur. The next required advisory vote regarding the frequency of an advisory vote on named executive officer compensation will be at the 2029 Annual Meeting of Stockholders.

Risks of Compensation Programs

The Company’s equity-based compensation is performance based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees are time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

As described above, the Board of Directors has general oversight responsibility with respect to risk management and exercises appropriate oversight to ensure that risks are not viewed in isolation and are appropriately controlled. The Company’s compensation programs are designed to work within this system of oversight and control, and the Board considers whether these compensation programs reward reasonable risk-taking and achieve the proper balance between the desire to appropriately reward employees and protecting the Company.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the two (2) Class III director nominees.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of five (5) directors divided into three classes. On July 8, 2019, the stockholders approved an amendment to the Company’s bylaws to create a staggered board of directors. On July 1, 2022, the Board, upon the recommendation of the Nominating Committee, reduced the number of directors from seven (7) to five (5) effective as of 2022 Annual Meeting held August 30, 2023.

Delaware law permits, but does not require, a classified or staggered board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with one class of directors standing for election each year. As a classified board, a certain number, but not all, of the directors of our Board of Directors will be elected each year.

The Board of Directors, upon the recommendation of the Nominating Committee, nominated Scott L. Mathis and William Allen for re-election as Class III directors, to be elected at the 2023 Annual Meeting to serve a three-year term until the 2026 annual meeting of stockholders, or until their respective successors, if any, are duly elected and qualified.

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Mr. Lawrence (Class II Director) will continue to serve until his re-election at the 2024 annual stockholder meeting, and Mr. Cannon (Class I Director) and Mr. Dumont (Class I Director) will continue to serve as directors until their re-election at the 2025 annual stockholder meeting.

Required Vote

In accordance with Delaware law, the directors will be elected by a plurality of votes cast at the Annual Meeting. As a result, abstentions and broker non-votes will have no effect on this proposal.

OUR Board Of Directors UNANIMOUSLY Recommends A VOTE “FOR” Scott L. Mathis and William Allen as CLASS III directorS.

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PROPOSAL NO. 2

REVERSE STOCK SPLIT

The Company’s common stock ($0.01 par value, 150,000,000 shares authorized, referred to herein as the “Common Stock”) is currently listed on the Nasdaq Capital Market (“Nasdaq”). To comply with Nasdaq’s continued listing requirements, the Company’s Common Stock must maintain a bid price of at least $1.00 per share. On July 10, 2023, the closing price of the Common Stock was $____.

As reported in our Current Report on Form 8-K filed June 6, 2023, on June 1, 2023, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Common Stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

In accordance with Nasdaq Rules, the Company has been provided an initial period of 180 calendar days, or until November 28, 2023 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If at any time before the Compliance Date the closing bid price for the Company’s Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement.

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would then be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the additional 180 calendar day compliance period, which compliance could be achieved by effecting a reverse stock split, if necessary. If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel.

The Board of Directors believes that a reverse stock split will increase the price per share of the Common Stock and assist in meeting the price per share requirements for maintaining Nasdaq listing and will allow firms and clearing firms to authorize stock purchases above a certain price threshold.

Therefore, the Board recommends that the stockholders grant the Board the discretion, on or before June 30, 2024, to complete a reverse stock split of all the outstanding shares of GGH’s Common Stock at an exchange ratio ranging from one post-split share for two pre-split shares (1:2) up to one post-split share for ten pre-split shares (1:10), or anywhere between those ratios, at the Board’s discretion (the “Reverse Stock Split”) and approve an amendment to Article IV of GGH’s Amended and Restated Certificate of Incorporation to effect such Reverse Stock Split. The Board may only effect the Reverse Stock Split if its deems it to be reasonably necessary for maintaining listing on Nasdaq. The Board proposed a wide stock split ratio to give it flexibility in determining the most conservative stock split ratio possible that will still meet the price per share requirements necessary to prevent delisting.

Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each stockholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. Also, proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal.

The Board does not intend as part of the Reverse Stock Split to reduce the amount of the Company’s authorized shares of Common Stock. As of July 10, 2023, the Company has a total of 150,000,000 shares of Common Stock authorized and _________ shares issued, leaving __________ shares available for issuance, not including shares reserved for issuance upon exercise of warrants or options, or any other convertible security. If Proposal No. 2 is approved, the number of unissued, available authorized shares of Common Stock will increase, as reflected in the following table as if the Reverse Stock Split were to occur on July 10, 2023:

Ratio	Authorized	Issued pre- Reverse Stock Split*	Issued post- Reverse Stock Split**	Increase in post- Reverse Stock Split Shares Available for Issuance*
1:2	150,000,000
1:5	150,000,000
1:10	150,000,000

*Does not reflect shares reserved for issuance upon exercise of warrants or options, or any other convertible security.

**For purposes of this illustration, fractional shares are rounded.

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The increase in the number of shares of Common Stock available for issuance and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of GGH without further action by the stockholders. The Board is not aware of any attempt to take control of GGH and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.

Additional Reasons for the Reverse Stock Split

In addition to the achievement of a stock price required for listing on a national exchange, there are other reasons the Board believes the Reverse Stock Split will be beneficial to GGH. One is that the Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability of the Common Stock and will encourage interest and trading in the Common Stock by brokerage houses and institutions that are not currently able or willing to trade the Common Stock. Because of the trading volatility often associated with low-priced stocks, many potential investors have internal policies and practices that either prohibit them from investing in low-priced stocks or that tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, low-priced stocks not listed on an exchange are subject to the additional broker-dealer disclosure requirements and restrictions found in SEC Rule 15g-6.

It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price and (if successful) exchange listing will mitigate, to some extent, the effects on the liquidity through the anticipated increase in marketability discussed above.

The Board understands that there is a risk that the market price for the Common Stock may not react proportionally to the Reverse Stock Split. For example, if GGH accomplishes a 1:10 Reverse Stock Split at a time when the market price is $0.20 per share, there can be no assurance that the resulting market price will thereafter remain at or above $2.00 per share.

The Board confirms that the contemplated reverse stock split is not and will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Based upon the foregoing factors and understanding the risks, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its stockholders.

Required Vote

In accordance with Delaware law, approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” Granting THE Board of Directors discretion (if necessary to Maintain listing of GGH’s common stock on NASDAQ) on or before June 30, 2024, to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-TEN (1:10), or anywhere between, while maintaining the number of authorized shares of Common Stock.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) require that at stockholder meetings at which directors are to be elected, certain public companies submit to their stockholders what is commonly known as a “Say-on-Pay” proposal. A Say-on-Pay proposal gives stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers (“NEOs”). The NEOs’ total compensation is described in the Executive Compensation disclosure included in the company’s Annual Report as well as in this Proxy Statement.

This advisory vote on executive compensation is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and our compensation philosophy, policies and practices, as disclosed under the Executive Officers and Directors; Executive Compensation section of this Proxy Statement.

This Say On Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation Discussion” section of this Proxy Statement.

The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen by the Compensation Committee. Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. To that end we strive to ensure that the compensation of our executives is in-line with those of similarly situated companies. The Compensation Committee attempts to balance the compensation of our NEOs between near term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long-term success (being equity-based compensation). Moreover, the equity-based compensation element is intended to further align the longer-term interests of our executive officers with that of our stockholders. To further implement our objectives in attracting and retaining qualified executive officers, our NEOs are also eligible to receive an annual bonus and receive various employment benefits.

Additionally, as part of our philosophy of aiming to attract and retain qualified executive level personnel, the Company has entered into an employment agreement with one of its NEOs that is intended to provide that executive with a reasonable level of security with respect to his on-going employment.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our stockholders. Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2022 fiscal year and which we expect to continue going forward.

At the Annual Meeting we ask our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Executive Officers and Directors; Executive Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company’s 2023 Annual Meeting Proxy Statement, is hereby APPROVED.

Required Vote

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, and Section 951 of the Dodd-Frank Act, require that certain public companies give their stockholders the opportunity to vote, at stockholder meetings at which directors are to be elected and on an advisory basis, the frequency with which companies include in their meeting materials an advisory vote to approve or not approve the compensation of their NEOs. The Company is required to hold such advisory vote on the frequency of votes on executive compensation at least once every six years. The next advisory vote on the frequency of advisory votes on executive compensation will be held at the 2029 annual stockholder meeting.

Our Board of Directors and Compensation Committee believe that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company’s goal to create a compensation program that enhances long-term stockholder value. To facilitate the creation of long-term, sustainable stockholder value, all our compensation awards are contingent upon successful completion of multi-year performance or upon successful completion of periods of service to the Company. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

The Company, Board of Directors, and Compensation Committee would similarly benefit from this longer time period between advisory votes. Three years will give the Company sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Company to consider various factors that impact the Company’s financial performance, stockholder sentiments and executive pay on a longer-term basis. The Board of Directors and Compensation Committee believe anything less than a triennial vote may yield a short-term mindset and detract from the long-term interests and goals of the Company.

Stockholders have the opportunity to cast their vote on the preferred voting frequency by selecting the option of holding an advisory vote on executive compensation: (1) “EVERY THREE YEARS,” (2) “EVERY TWO YEARS”, (3) “EVERY ONE YEAR,” or stockholders may “ABSTAIN.” The stockholder vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

Required Vote

The option that receives the most votes will be deemed the preference of the stockholders. However, while we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. Our Board of Directors and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION “EVERY THREE YEARS.”

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PROPOSAL NO. 5:

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP

The Board of Directors has selected the accounting firm of Marcum LLP (“Marcum”) to serve as our independent registered public accounting firm for the 2023 fiscal year. We are asking our stockholders to ratify the selection of Marcum as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Marcum to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. To the Company’s knowledge, a representative from Marcum is not expected to be present at the Annual Meeting.

Fees Billed by Independent Accounting Firm

The following table sets forth the aggregate fees billed to us by Marcum, LLP, our independent registered public accounting firm, for the years ended December 31, 2022 and 2021:

	2022	2021
Audit fees (1)	$322,660	$225,000
Audit-related fees	-	-
Tax fees	-	-
	$322,660	$225,000

(1)	Represents fees for services performed in connection with our public offering, the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q during 2022 and 2021.

Pre-Approval Policies and Procedures

The Board of Directors approved the Audit Committee charter effective April 15, 2015. The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de-minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. Each year the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the audit committee before the filing of the previous year’s Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Each new engagement of Marcum, LLP, has been approved by the Board, and none of those engagements made use of the de-minimis exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Required Vote

In accordance with Delaware law, approval of Proposal No. 5 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions with respect to our auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Proxy Statement on the internet (and available by mail if a stockholder has made such a request) is the Company’s 2022 Annual Report to Stockholders on Form 10-K.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.gauchoholdings.com. Our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed under the Exchange Act, are also available in print to any stockholder at no cost upon request to: Corporate Secretary, Gaucho Group Holdings, Inc., c/o Burns Figa & Will PC, Attn: Victoria Bantz, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111; tel: (212) 739-7688.

Proxy Materials Are Available on the Internet

The Company is using the internet as the primary means of furnishing proxy materials to certain holders of common stock. We are sending a Notice of Internet Availability of Proxy Materials to you which includes instructions on how to access the proxy materials online or how to request a printed copy of the materials.

We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce the Company’s printing and mailing costs.

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PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GAUCHO GROUP HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 23, 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to vote virtually at the Annual Meeting, you will need your 12-digit control number. To virtually attend the Annual Meeting, please navigate to **https://www.cstproxy.com/gauchogroupholdings/2023**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, AND 5, AND RECOMMENDS A VOTE OF "THREE YEARS" FOR PROPOSAL 4.

1. Election of Class III Directors:

Nominees	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for the nominees listed to the left)
(1) Scott Mathis (2) William Allen	☐	☐

4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers. THREE YEARS ☐ TWO YEARS ☐ ONE YEAR ☐ ABSTAIN ☐

5. Ratification of Marcum LLP as independent registered public accounting firm for the year ended December 31, 2023. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

GAUCHO GROUP HOLDINGS, INC.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Gaucho Group Holdings, Inc.

The undersigned appoints Scott L. Mathis and Maria I. Echevarria, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Gaucho Group Holdings, Inc. held of record by the undersigned at the close of business on June 30, 2023 at the Annual Meeting of Stockholders of Gaucho Group Holdings, Inc. to be held on Thursday, August 24, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2, 3, AND 5, "EVERY THREE YEARS" FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)